UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2020

___________TORTEC GROUP CORPORATION___________

 (Exact name of registrant as specified in its charter)

______Nevada_________         _____000-55150______       __________45-5593622________

(State or other jurisdiction        (Commission file number)     (I.R.S. Employer Identification No.)

of incorporation)

 30 N. Gould Street, Suite 2489, Sheridan, Wyoming 82801

   (Address of principal executive offices, zip code)

______________(307) 248-9177______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec. 230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (Sec. 240.12b-2 of this chapter.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  [   ]

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Current Report. These factors include, among others, economic conditions generally in the United States and internationally, and in the industry and markets in which we have and may participate in the future, competition within our chosen industry or industries, our current and intended business, our assets and plans, the effect of applicable United States and foreign laws, rules and regulations on our business and the possibility we may fail to successfully develop, compete in and finance our current and intended business operations.

You should read any other cautionary statements made in this Current Report as being applicable to all related forward-looking statements wherever they appear in this Current Report. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and therefore, prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be considered in light of all other information contained in the reports or registration statement that we file with the Securities and Exchange Commission (the “SEC”), including all risk factors outlined therein. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 6, 2020, the Board of Directors of TORtec Group Corporation (the “Company”) appointed Asael T. Sorensen, Jr. as a Director of the Company to fill the vacancy created by the resignation of Mayrbek Artsuev.

Asael (“Ace”) T. Sorensen Jr., age 65, is a licensed attorney who holds degrees in economics, law and business administration (BA, JD/MBA) from Brigham Young University. He has over 30 years of entrepreneurial and business management experience. He has negotiated and managed multimillion dollar national and international supply and service contracts for clients. He has also lectured throughout the country on the subject of contract law for the American Management Association. In 1995, Mr. Sorensen joined Covol Technologies Inc. (now known as Headwaters, Inc.), an environmental remediation and alternative fuel company. In his role as Vice President, General Counsel and Secretary, he helped manage the negotiation of construction and operating contracts for the production of alternative fuels for use in electrical power plants. He assisted with taking Covol Technologies Inc. public on the NASDAQ national market system. He also served as Covol Technologies Inc.’s chief lobbyist to the U.S. House and Senate in Washington DC securing broad bipartisan support for alternative fuels legislation. From 1999 to the present, Ace has had his own financial consulting firm in Salt Lake City, Utah, helping companies secure funding and comply with SEC and FINRA requirements for public listing on NASDAQ.

Mr. Sorensen and his wife are the trustees and primary beneficiaries of the Sorensen Family Trust dated 12/3/1994 (the “Sorensen Family Trust”). The Sorensen Family Trust was a principal shareholder in TORtec Group, a Wyoming corporation (“TORtec Wyoming”), which was acquired by the Company on December 4, 2017.  The Sorensen Trust received 7,042,500 shares of the Company’s common stock in exchange for its shares of TORtec Wyoming common stock in the acquisition of TORtec Wyoming by the Company.  These shares are indirectly owned by Mr. Sorensen.

On or about March 31, 2020, the Sorensen Family Trust invested $50,000 to acquire 5,000 shares of the common stock of the Company plus a 3.33% equity interest in TORtec Nanosynthesis Corp., a subsidiary company which is 50.1% owned by the Company. These shares are indirectly owned by Mr. Sorensen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTEC GROUP CORPORATION

Date: June 8, 2020

/s/ Stephen H. Smoot

Stephen H. Smoot, President and CEO

SEC/1294.1

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